Exhibit 3.1

Amended and Restated
CERTIFICATE OF INCORPORATION
of KYNDRYL HOLDINGS, INC.

The undersigned authorized officer, in order to form a corporation under the General Corporation Law of the State of Delaware (the “DGCL”), certifies as follows:

FIRST:  The present name of the corporation is Kyndryl Holdings, Inc. (the “Corporation”). The Corporation was incorporated under the name “IBM Ocean Holdings US, Inc.” by the filing of its original Certificate of Incorporation with the Office of the Secretary of State of the State of Delaware on December 4, 2020 (the “Original Certificate of Incorporation”).

SECOND:  This Amended and Restated Certificate of Incorporation (this “Certificate of Incorporation”), which restates and integrates and also further amends the provisions of the Corporation’s Original Certificate of Incorporation, as amended, was duly adopted in accordance with the provisions of Sections 242 and 245 of the DGCL and by the written consent of its stockholders in accordance with Section 228 of the DGCL, and shall be effective as of 5:00 P.M., eastern time on November 3, 2021.

THIRD:  The Corporation’s Original Certificate of Incorporation, as heretofore amended, is hereby amended, integrated and restated to read in its entirety as follows:

ARTICLE I

Name

The name of the corporation is Kyndryl Holdings, Inc. (the “Corporation”).

ARTICLE II

Address; Registered Office and Agent

The address of the Corporation’s registered office in the State of Delaware is Kyndryl Holdings, Inc. c/o Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801 and the name of the registered agent of the Corporation for service of process in the State of Delaware at such address is The Corporation Trust Company.

ARTICLE III

Purposes

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE IV

Capital Stock

4.1            Authorized Stock. The total number of shares of all classes of stock that the Corporation shall have authority to issue is 1,100,000,000 shares, divided into (a) 1,000,000,000 shares of Common Stock, with the par value of $0.01 per share (the “Common Stock”), and (b)  100,000,000 shares of Preferred Stock, with the par value of $0.01 per share (the “Preferred Stock”). The authorized number of shares of any class or series of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the stock of the Corporation entitled to vote, and no separate vote of such class or series of stock the authorized number of which is to be increased or decreased shall be necessary to effect such change.

The Board (as defined below) is hereby authorized, by resolution or resolutions thereof, to provide, out of the unissued shares of Preferred Stock, for one or more series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of the shares of such series. The powers, designations, preferences and relative, participating, optional or other rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, may differ from those of any and all other series at any time outstanding.

4.2            Voting. Except as may otherwise be provided in this Certificate of Incorporation or by applicable law, each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote. Except as may otherwise be provided in this Certificate of Incorporation (including any certificate filed with the Office of the Secretary of State of the State of Delaware establishing the terms of a series of Preferred Stock in accordance with the second paragraph of Section 4.1 (such certificate, a “Preferred Stock Designation”)) or by applicable law, no holder of any series of Preferred Stock, as such, shall be entitled to any voting powers in respect thereof.

4.3            Dividends. Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock, dividends may be declared and paid on the Common Stock out of funds legally available therefor at such times and in such amounts as the Board in its discretion shall determine;

4.4            Dissolution, Liquidation or Winding Up. Upon the dissolution, liquidation or winding up of the Corporation, subject to the rights, if any, of the holders of any outstanding series of Preferred Stock, the holders of the Common Stock shall be entitled to receive the assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares of Common Stock held by them.

4.5            No Stockholder Actions by Written Consent. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

4.6            Special Meetings. Special meetings of stockholders of the Corporation may only be called by the Chair of the Board of Directors or the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors (the entire Board of Directors being the total number of authorized directors, whether or not there exist any vacancies or unfilled previously authorized directorships) or as otherwise provided in the Bylaws of the Corporation (the “Bylaws”).

ARTICLE V

Board of Directors

5.1             General. The business and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors (the “Board”). Except as otherwise provided for or fixed pursuant to the terms of any Preferred Stock Designation relating to the rights of the holders of any series of Preferred Stock to elect additional directors, the total number of directors constituting the entire Board shall be not less than 6 nor more than 20, with the then-authorized number of directors being fixed from time to time by the Board. Unless and except to the extent that the Bylaws shall so require, the election of directors need not be by written ballot.

5.2            Classified Board. The Board (other than those directors elected by the holders of any series of Preferred Stock pursuant to the terms of any Preferred Stock Designation (the “Preferred Stock Directors”)) shall be divided into three classes, as nearly equal in number as possible, designated Class I, Class II and Class III. If the number of directors has changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class. The initial assignment of directors to each such class shall be made by the Board of Directors. The term of office of the initial Class I directors shall expire at the 2022 annual meeting of stockholders, the term of office of the initial Class II directors shall expire at the 2023 annual meeting of stockholders and the term of office of the initial Class III directors shall expire at the 2024 annual meeting of stockholders. Each director elected at the 2022, 2023 or 2024 annual meeting of stockholders shall belong to the same class as the director whose term shall have then expired and who is being succeeded by such director and shall hold office for a three-year term and until his or her successor shall have been duly elected and qualified or until his or her earlier resignation or removal. Commencing with the 2025 annual meeting of stockholders and at each annual meeting thereafter, each director up for election at such meeting shall be elected annually and shall hold office until the next annual meeting of stockholders and until his or her respective successor shall have been duly elected and qualified or until his or her earlier resignation or removal. Pursuant to such procedures, effective as of the conclusion of the 2027 annual meeting of stockholders, the Board of Directors will no longer be classified under Section 141(d) of the DGCL and directors shall no longer be divided into three classes. The election of directors need not be by written ballot.

5.3            Removal of Directors. Prior to the conclusion of the 2027 annual meeting of stockholders, except for Preferred Stock Directors, any director or the entire Board may be removed from office at any time, but only for cause. After the conclusion of the 2027 annual meeting of stockholders, except for Preferred Stock Directors, any director or the entire Board may be removed from office at any time, with or without cause. In either case, removal may only occur by the affirmative vote of at least a majority of the total voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

5.4            Vacancies and Newly Created Directorships. Subject to the rights of the holders of any one or more series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board resulting from death, resignation, retirement, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board, or by a sole remaining director. Any director so chosen shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall be elected and qualified.

5.5            Adoption, Amendment or Repeal of Bylaws. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board is expressly authorized to adopt, amend and repeal Bylaws, subject to the power of the Stockholders of the Corporation to adopt, amend and repeal any Bylaws whether adopted by them or otherwise.

ARTICLE VI

Limitation of Liability

To the fullest extent permitted under the DGCL, as amended from time to time, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any amendment or repeal of this ARTICLE VI shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment or repeal.

ARTICLE VII

Indemnification

7.1            Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another entity or enterprise, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement (except for judgments, fines and amounts paid in settlement in any action or suit by or in the right of the Corporation to procure a judgment in its favor) actually and reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in Section 7.3, the Corporation shall be required to indemnify a Covered Person in connection with a Proceeding (or part thereof) commenced by such Covered Person only if the commencement of such Proceeding (or part thereof) by the Covered Person was authorized by the Board.

7.2            Prepayment of Expenses. To the extent not prohibited by applicable law, the Corporation shall pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any Proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this ARTICLE VII or otherwise.

7.3            Claims. If a claim for indemnification or advancement of expenses under this ARTICLE VII is not paid in full within 30 days after a written claim therefor by the Covered Person has been received by the Corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

7.4            Nonexclusivity of Rights. The rights conferred on any Covered Person by this ARTICLE VII shall not be exclusive of any other rights that such Covered Person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, the Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

7.5            Other Sources. The Corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another entity or enterprise shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other entity or enterprise.

7.6            Amendment or Repeal. Any amendment or repeal of the foregoing provisions of this ARTICLE VII shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such amendment or repeal.

7.7            Other Indemnification and Prepayment of Expenses. This ARTICLE VII shall not limit the right of the Corporation, to the extent and in the manner permitted by applicable law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

ARTICLE VIII

Certificate Amendments

The Corporation reserves the right at any time, and from time to time, to amend or repeal any provision contained in this Certificate of Incorporation, and add other provisions authorized by the laws of the State of Delaware at the time in force, in the manner now or hereafter prescribed by applicable law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation (as amended) are granted subject to the rights reserved in this ARTICLE VIII.

ARTICLE IX

Exclusive Forum

Unless the Corporation consents in writing to the selection of an alternative forum, and subject to applicable jurisdictional requirements, the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, and to the fullest extent permitted by applicable law, (b) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, employee, agent or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the DGCL, this Certificate of Incorporation or the Bylaws, or (d) any action asserting a claim governed by the internal affairs doctrine shall be the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware lacks jurisdiction over such action or proceeding, then another court of the State of Delaware or, if no court of the State of Delaware has jurisdiction, then the United States District Court for the District of Delaware).

Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933.

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IN WITNESS WHEREOF, Kyndryl Holdings, Inc. has caused this Amended and Restated Certificate of Incorporation to be executed by its duly authorized officer this 2nd day of November 2021.

KYNDRYL HOLDINGS, INC.

By:	/s/ Frank Sedlarcik
Name: Frank Sedlarcik
Title: Vice President, Secretary